UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2015
Date of Report (Date of earliest event reported)

Friendable, Inc.
f/k/a iHookup Social, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1735 E Ft Lowell Rd Ste 9, Tucson AZ 85719
(Address of principal executive offices) (Zip Code)

(855) 473-7473
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 26, 2015 the Company issued a press release announcing that FINRA had approved a change to our trading symbol for our common stock which is quoted on the OTC Pink marketplace. Effective October 27, 2015 our trading symbol was changed from “HKUP” to “FDBL”.

This change was made in conjunction with the Company’s filing of a Certificate of Amendment on September 28, 2015 to its Articles of Incorporation changing the name of the Company from “iHookup Social, Inc.” to “Friendable, Inc.”

The company had previously announced re-branding our app from "iHookup Social" to "Friendable". As a result, the company desired to change its name to match the rebranding so as to be more recognizable and create less confusion.

A full copy of the press release is attached hereto for reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
99.1	Press Release Announcing Symbol/Name Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: October 29, 2015	By:	/s/ Robert Rositano
Robert Rositano
CEO